Exhibit 99.1
News Release
Pentair Reports Strong Fourth Quarter and Full Year 2025 Results
•Fourth quarter sales of $1,021 million, up 5 percent; full year 2025 sales of $4.2 billion, up 2 percent.
•Operating income in the fourth quarter increased 5 percent to $205 million reflecting ROS of 20.1 percent, flat compared to the fourth quarter of 2024; on an adjusted basis, ROS expanded 90 basis points to 24.7 percent. Full year operating income increased 7 percent to $858 million reflecting ROS of 20.5 percent, an increase of 80 basis points from the prior year; on an adjusted basis, ROS expanded 170 basis points to 25.2 percent.
•Fourth quarter GAAP EPS of $0.98, down 1 percent and adjusted EPS of $1.18, up 9 percent; full year 2025 GAAP EPS of $3.93, up 5 percent and adjusted EPS of $4.92, up 14 percent.
•Full year net cash provided by operating activities of continuing operations was $815 million, an increase of $48 million compared to the prior year and free cash flow provided by continuing operations for the full year was $748 million, an increase of $55 million compared to full year 2024.
•The Company introduces 2026 GAAP EPS guidance of approximately $4.94 to $5.09; and adjusted EPS guidance of approximately $5.25 to $5.40.
•2026 will mark the 50th consecutive year of dividend increases.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — February 3, 2026 — Pentair plc (NYSE: PNR) today announced fourth quarter 2025 sales of $1,021 million. Sales were up 5 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the fourth quarter. Fourth quarter 2025 earnings per diluted share from continuing operations (“EPS”) were $0.98 compared to $0.99 in the fourth quarter of 2024. On an adjusted basis, the Company reported EPS of $1.18 in the fourth quarter compared to $1.08 in the fourth quarter of 2024. Adjusted operating income, reportable segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2025 operating income was $205 million, up 5 percent compared to operating income for the fourth quarter of 2024, and return on sales (“ROS”) was 20.1 percent, flat compared to the fourth quarter of 2024. On an adjusted basis, the Company reported adjusted operating income of $252 million, up 9 percent for the fourth quarter of 2025 compared to adjusted operating income for the fourth quarter of 2024, and ROS was 24.7 percent, an increase of 90 basis points when compared to the fourth quarter of 2024.
“2025 was another remarkable year of performance at Pentair which was led by our mission to help the world sustainably move, improve and enjoy water, life’s most essential resource,” said John L. Stauch, Pentair’s President and Chief Executive Officer. “Our teams continued to execute with clarity and agility to deliver value to our customers and shareholders. We delivered strong cash flow, invested in growth initiatives across our balanced water portfolio and maintained a solid balance sheet. In 2026, we are celebrating our 60th anniversary as a company and 50 consecutive years of rising dividends. This morning we announced two new executive leadership roles at the company to help further accelerate our growth strategy, better align our residential Flow and Water Solutions businesses with our distribution channels, improve customer experiences, enhance operational efficiencies and deliver more comprehensive solutions. I am excited about what is ahead. Our future is bright.”
Full year 2025 sales were $4.2 billion. Sales were up 2 percent compared to sales last year. Excluding currency translation, acquisitions and divestitures, core sales grew 2 percent in 2025. Full year 2025 EPS from continuing operations was $3.93 compared to $3.74 in 2024. On an adjusted basis, the Company reported EPS of $4.92 for 2024 compared to $4.33 in 2024.
Full year 2025 operating income was $858 million, up 7 percent compared to operating income in 2024, and ROS was 20.5 percent, an increase of 80 basis points when compared to 2024. On an adjusted basis, the Company reported adjusted operating income of $1,054 million, up 10 percent in 2025, compared to adjusted operating income in 2024, and ROS was 25.2 percent, an increase of 170 basis points when compared to 2024.
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Flow sales were up 9 percent in the fourth quarter of 2025 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the fourth quarter. Reportable segment income of $90 million was up 22 percent compared to the fourth quarter of 2024, and ROS was 22.8 percent, an increase of 240 basis points when compared to the fourth quarter of 2024.
Flow sales were up 3 percent for the full year of 2025 compared to sales for 2024. Excluding currency translation, acquisitions and divestitures, core sales grew 1 percent in 2025. Reportable segment income of $362 million was up 14 percent compared to 2024, and ROS was 23.3 percent, an increase of 230 basis points when compared to 2024.
Water Solutions sales were down 10 percent in the fourth quarter of 2025 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in the fourth quarter. Reportable segment income of $55 million was down 12 percent compared to the fourth quarter of 2024, and ROS was 23.5 percent, a decrease of 60 basis points when compared to the fourth quarter of 2024.
Water Solutions sales were down 6 percent for the full year of 2025 compared to sales for 2024. Excluding currency translation, acquisitions and divestitures, core sales declined 3 percent in 2025. Reportable segment income of $254 million was flat compared to 2024, and ROS was 23.9 percent, an increase of 130 basis points when compared to 2024.
Pool sales were up 11 percent in the fourth quarter of 2025 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 9 percent in the fourth quarter. Reportable segment income of $132 million was up 11 percent compared to the fourth quarter of 2024, and ROS was 33.6 percent, a decrease of 20 basis points when compared to the fourth quarter of 2024.
Pool sales were up 9 percent for the full year of 2025 compared to sales for 2024. Excluding currency translation, acquisitions and divestitures, core sales grew 7 percent in 2025. Reportable segment income of $527 million was up 11 percent compared to 2024, and ROS was 33.8 percent, an increase of 60 basis points when compared to 2024.
Full year net cash provided by operating activities of continuing operations was $815 million and free cash flow from continuing operations was $748 million.
Pentair paid a regular cash dividend of $0.25 per share in the fourth quarter of 2025. Pentair previously announced on December 15, 2025 that it will pay a regular quarterly cash dividend of $0.27 per share on February 6, 2026 to shareholders of record at the close of business on January 23, 2026. This $0.27 per share quarterly cash dividend reflects an approximate 8 percent increase in the Company’s regular cash dividend rate as compared to $0.25 per share per quarter in 2025 and marks the 50th consecutive year that Pentair has increased its dividend.
During the fourth quarter, the company repurchased 0.5 million shares for $50.0 million. During the year ended December 31, 2025, the company repurchased 2.3 million shares for $225.0 million. As of December 31, 2025, we had $1.0 billion available for share repurchases under our share repurchase authorization.

OUTLOOK
Mr. Stauch concluded, “We expect 2026 to deliver another year of sales and earnings growth and margin expansion as we leverage our Pentair Business System tools, including Transformation and 80/20, and continue to actively manage our balanced and resilient water portfolio. We believe we are in a solid financial position and expect to continue our disciplined capital allocation strategy as we invest in future growth across our businesses. We look forward to providing an update on our long-term outlook at our upcoming Investor Day on March 4th where you will hear more about our growth initiatives, the Pentair Business System, award-winning product launches and innovation.”
The Company is introducing 2026 GAAP EPS guidance of approximately $4.94 to $5.09, up 26 percent to 30 percent; and on an adjusted basis of approximately $5.25 to $5.40. This is an increase of 7 percent to 10 percent compared to 2025 adjusted EPS. The Company anticipates full year 2026 sales to be up approximately 3 percent to 4 percent on a reported basis.
In addition, the Company introduces first quarter 2026 GAAP EPS of approximately $1.07 to $1.10 and on an adjusted EPS basis of approximately $1.15 to $1.18. The Company expects first quarter sales to be up approximately 1 percent to 2 percent on a reported basis compared to first quarter 2025.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch, outgoing Chief Financial Officer Robert P. Fishman and incoming Chief Financial Officer Nick Brazis will discuss the Company’s fourth quarter and full year 2025 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve, and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is a core large cap value S&P 500 equity stock focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2025 of approximately $4.2 billion, and trades under the ticker symbol PNR. With approximately 9,000 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Vice President, Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$1,020.5	$972.9	$4,176.0	$4,082.8
Cost of goods sold	608.7	595.3	2,485.7	2,484.0
Gross profit	411.8	377.6	1,690.3	1,598.8
% of net sales	40.4%	38.8%	40.5%	39.2%
Selling, general and administrative	184.3	160.7	736.9	701.4
% of net sales	18.1%	16.5%	17.6%	17.2%
Research and development	22.5	21.8	95.9	93.6
% of net sales	2.2%	2.2%	2.3%	2.3%
Operating income	205.0	195.1	857.5	803.8
% of net sales	20.1%	20.1%	20.5%	19.7%
Other expense (income)
Loss on sale of business	—	—	26.3	—
Other expense (income)	3.2	(4.5)	5.3	(3.7)
Net interest expense	17.4	15.2	69.4	88.6
% of net sales	1.7%	1.6%	1.7%	2.2%
Income from continuing operations before income taxes	184.4	184.4	756.5	718.9
Provision for income taxes	22.6	18.0	107.0	93.3
Effective tax rate	12.3%	9.8%	14.1%	13.0%
Net income from continuing operations	161.8	166.4	649.5	625.6
Income (loss) from discontinued operations, net of tax	4.3	—	4.3	(0.2)
Net income	$166.1	$166.4	$653.8	$625.4
Earnings per ordinary share
Basic
Continuing operations	$0.99	$1.01	$3.96	$3.78
Discontinued operations	0.03	—	0.03	—
Basic earnings per ordinary share	$1.02	$1.01	$3.99	$3.78
Diluted
Continuing operations	$0.98	$0.99	$3.93	$3.74
Discontinued operations	0.03	—	0.03	—
Diluted earnings per ordinary share	$1.01	$0.99	$3.96	$3.74
Weighted average ordinary shares outstanding
Basic	163.4	165.2	164.1	165.6
Diluted	164.7	166.8	165.5	167.1
Cash dividends paid per ordinary share	$0.25	$0.23	$1.00	$0.92

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$101.6	$118.7
Accounts receivable, net	673.2	565.2
Inventories	632.6	610.9
Other current assets	134.4	141.3
Total current assets	1,541.8	1,436.1
Property, plant and equipment, net	376.8	358.8
Other assets
Goodwill	3,538.1	3,286.6
Intangibles, net	1,073.3	1,033.8
Other non-current assets	338.8	331.2
Total other assets	4,950.2	4,651.6
Total assets	$6,868.8	$6,446.5
Liabilities and Equity
Current liabilities
Current maturities of short-term borrowings	$—	$9.3
Accounts payable	301.5	272.8
Employee compensation and benefits	120.1	116.2
Other current liabilities	537.7	496.8
Total current liabilities	959.3	895.1
Other liabilities
Long-term debt	1,638.6	1,638.7
Pension and other post-retirement compensation and benefits	58.8	61.6
Deferred tax liabilities	47.5	44.4
Other non-current liabilities	295.4	243.8
Total liabilities	2,999.6	2,883.6
Equity	3,869.2	3,562.9
Total liabilities and equity	$6,868.8	$6,446.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2025	2024
Operating activities
Net income	$653.8	$625.4
(Income) loss from discontinued operations, net of tax	(4.3)	0.2
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.0)	(1.9)
Depreciation	59.6	60.3
Amortization	58.1	54.3
Deferred income taxes	(4.3)	(11.4)
Loss on sale of business	26.3	—
Share-based compensation	37.0	39.7
Asset impairment and write-offs	49.1	17.6
Pension and other post-retirement expense	6.9	0.1
Pension and other post-retirement contributions	(10.6)	(12.0)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(93.1)	(11.2)
Inventories	(36.9)	53.6
Other current assets	(0.7)	14.1
Accounts payable	20.5	(3.7)
Employee compensation and benefits	(3.7)	(5.0)
Other current liabilities	26.1	(48.7)
Other non-current assets and liabilities	32.0	(4.5)
Net cash provided by operating activities of continuing operations	814.8	766.9
Net cash used for operating activities of discontinued operations	—	(0.2)
Net cash provided by operating activities	814.8	766.7
Investing activities
Capital expenditures	(68.8)	(74.4)
Purchase of investments	(18.0)	—
Proceeds from sale of property and equipment	2.4	0.6
Payments upon the settlement of net investment hedges	(28.9)	(5.8)
Acquisitions, net of cash acquired	(292.1)	(108.0)
Other	0.9	—
Net cash used for investing activities	(404.5)	(187.6)
Financing activities
Net (repayments) receipts of short-term borrowings	(9.3)	9.3
Net borrowings of revolving long-term debt	268.2	9.5
Repayments of long-term debt	(269.3)	(362.5)
Debt issuance costs	(2.2)	—
Shares issued to employees, net of shares withheld	(0.6)	18.4
Repurchases of ordinary shares	(225.0)	(150.0)
Dividends paid	(164.3)	(152.3)
Payments upon the settlement of cross currency swaps	—	(9.1)
Net cash used for financing activities	(402.5)	(636.7)
Effect of exchange rate changes on cash and cash equivalents	(24.9)	6.0
Change in cash and cash equivalents	(17.1)	(51.6)
Cash and cash equivalents, beginning of year	118.7	170.3
Cash and cash equivalents, end of year	$101.6	$118.7

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Years ended December 31
In millions	2025	2024
Net cash provided by operating activities of continuing operations	$814.8	$766.9
Capital expenditures	(68.8)	(74.4)
Proceeds from sale of property and equipment	2.4	0.6
Free cash flow from continuing operations	$748.4	$693.1
Net cash used for operating activities of discontinued operations	—	(0.2)
Free cash flow	$748.4	$692.9

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$367.9	$397.3	$394.0	$394.4	$1,553.6
Water Solutions	258.2	298.3	273.3	232.3	1,062.1
Pool	383.9	427.2	354.3	393.4	1,558.8
Reportable segment net sales	1,010.0	1,122.8	1,021.6	1,020.1	4,174.5
Corporate and other	0.4	0.3	0.4	0.4	1.5
Net Sales	$1,010.4	$1,123.1	$1,022.0	$1,020.5	$4,176.0
Reportable segment income (loss)
Flow	$83.6	$93.1	$95.3	$90.1	$362.1
Water Solutions	60.7	70.2	68.4	54.6	253.9
Pool	126.0	152.7	116.2	132.2	527.1
Reportable segment income	270.3	316.0	279.9	276.9	1,143.1
Corporate and other	(27.8)	(19.3)	(17.3)	(25.2)	(89.6)
Adjusted operating income	$242.5	$296.7	$262.6	$251.7	$1,053.5
Return on sales
Flow	22.7%	23.4%	24.2%	22.8%	23.3%
Water Solutions	23.5%	23.5%	25.0%	23.5%	23.9%
Pool	32.8%	35.7%	32.8%	33.6%	33.8%
Adjusted return on sales	24.0%	26.4%	25.7%	24.7%	25.2%

	2024
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$384.3	$396.8	$372.2	$360.7	$1,514.0
Water Solutions	273.1	310.5	289.5	257.9	1,131.0
Pool	359.5	391.5	331.4	353.7	1,436.1
Reportable segment net sales	1,016.9	1,098.8	993.1	972.3	4,081.1
Corporate and other	0.3	0.5	0.3	0.6	1.7
Net Sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Reportable segment income (loss)
Flow	$77.3	$84.4	$82.8	$73.6	$318.1
Water Solutions	55.6	72.9	64.4	62.2	255.1
Pool	110.8	133.6	112.7	119.4	476.5
Reportable segment income	243.7	290.9	259.9	255.2	1,049.7
Corporate and other	(26.4)	(19.5)	(20.7)	(23.9)	(90.5)
Adjusted operating income	$217.3	$271.4	$239.2	$231.3	$959.2
Return on sales
Flow	20.1%	21.3%	22.2%	20.4%	21.0%
Water Solutions	20.4%	23.5%	22.2%	24.1%	22.6%
Pool	30.8%	34.1%	34.0%	33.8%	33.2%
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2025
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,010.4	$1,123.1	$1,022.0	$1,020.5	$4,176.0
Operating income	203.1	217.7	231.7	205.0	857.5
Return on sales	20.1%	19.4%	22.7%	20.1%	20.5%
Adjustments:
Restructuring and other	10.5	10.4	0.2	10.2	31.3
Transformation costs	9.1	12.5	10.8	8.4	40.8
Intangible amortization	14.2	14.3	13.9	15.7	58.1
Legal accrual adjustments and settlements	—	—	—	11.6	11.6
Asset impairment and write-offs	5.2	41.8	1.5	0.6	49.1
Deal-related costs and expenses	—	—	4.1	—	4.1
Equity income of unconsolidated subsidiaries	0.4	—	0.4	0.2	1.0
Adjusted operating income	242.5	296.7	262.6	251.7	1,053.5
Adjusted return on sales	24.0%	26.4%	25.7%	24.7%	25.2%
Net income from continuing operations—as reported	154.9	148.5	184.3	161.8	649.5
Loss on sale of business	—	26.3	—	—	26.3
Pension and other post-retirement mark-to-market loss	—	—	—	2.4	2.4
Adjustments to operating income	39.0	79.0	30.5	46.5	195.0
Income tax adjustments	(9.7)	(23.3)	(9.5)	(16.0)	(58.5)
Net income from continuing operations—as adjusted	$184.2	$230.5	$205.3	$194.7	$814.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.93	$0.90	$1.12	$0.98	$3.93
Adjustments	0.18	0.49	0.12	0.20	0.99
Diluted earnings per ordinary share—as adjusted	$1.11	$1.39	$1.24	$1.18	$4.92
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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2026
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 1% - 2%	approx	Up 3% - 4%
Operating income	approx	Up 13% - 17%	approx	Up 21% - 25%
Adjustments:
Intangible amortization	approx	$16	approx	$62
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Adjusted operating income	approx	Up 2% - 5%	approx	Up 5% - 8%

Net income from continuing operations—as reported	approx	$177 - $182	approx	$815 - $840
Adjustments to operating income	approx	16	approx	62
Income tax adjustments	approx	(3)	approx	(11)
Net income from continuing operations—as adjusted	approx	$190 - $195	approx	$866 - $891
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$1.07 - $1.10	approx	$4.94 - $5.09
Adjustments	approx	0.08	approx	0.31
Diluted earnings per ordinary share—as adjusted	approx	$1.15- $1.18	approx	$5.25 - $5.40
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Reportable Segment
For the Quarter and Year Ended December 31, 2025 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	3.7%	1.4%	(0.2)%	4.9%	1.9%	0.5%	(0.1)%	2.3%
Flow	4.0%	2.9%	2.4%	9.3%	0.8%	1.1%	0.7%	2.6%
Water Solutions	(3.7)%	1.1%	(7.3)%	(9.9)%	(2.6)%	0.5%	(4.0)%	(6.1)%
Pool	8.9%	0.1%	2.2%	11.2%	6.5%	—%	2.0%	8.5%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Operating income	180.8	248.0	179.9	195.1	803.8
Return on sales	17.8%	22.6%	18.1%	20.1%	19.7%
Adjustments:
Restructuring and other	4.6	5.9	23.4	3.1	37.0
Transformation costs	17.0	11.8	12.6	10.7	52.1
Intangible amortization	13.5	13.4	13.5	13.9	54.3
Legal accrual adjustments and settlements	(0.3)	(7.9)	0.7	—	(7.5)
Asset impairment and write-offs	0.8	—	8.5	8.3	17.6
Equity income of unconsolidated subsidiaries	0.9	0.2	0.6	0.2	1.9
Adjusted operating income	217.3	271.4	239.2	231.3	959.2
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%
Net income from continuing operations—as reported	133.5	186.1	139.6	166.4	625.6
Pension and other post-retirement mark-to-market gain	—	—	—	(5.3)	(5.3)
Other (income) expense	—	—	(0.5)	0.1	(0.4)
Adjustments to operating income	35.6	23.2	58.7	36.0	153.5
Income tax adjustments	(11.3)	(5.4)	(15.4)	(17.6)	(49.7)
Net income from continuing operations—as adjusted	$157.8	$203.9	$182.4	$179.6	$723.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.80	$1.11	$0.84	$0.99	$3.74
Adjustments	0.14	0.11	0.25	0.09	0.59
Diluted earnings per ordinary share—as adjusted	$0.94	$1.22	$1.09	$1.08	$4.33